UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 23, 2011

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On November 23, 2011, Minntech Corporation, a subsidiary of Cantel Medical Corp. (“Cantel”), entered into an Employment Agreement with Roy K. Malkin, former President and Chief Executive Officer of Minntech Corporation, and terminated the current Severance Agreement between Minntech and Mr. Malkin.  In June 2011 Mr. Malkin went on short term disability leave from the Company following an accident.  In September 2011, Mr. Malkin returned to work on a part time basis but did not resume his position as President and Chief Executive Officer.

The Employment Agreement has a term commencing December 1, 2011 and terminates on January 5, 2014 (the “Employment Period”).  Mr. Malkin will serve as a Senior Advisor to Minntech’s senior executives and Cantel’s Chief Executive Officer.  During the Employment Period, Mr. Malkin will not be obligated to provide services for more than 30 hours a week during the period ending December 31, 2012 or more than 10 hours a week for the remainder of the Employment Period.

Mr. Malkin’s employment agreement provides for a base salary at the rate of $430,000 per year through December 31, 2012 and $100,000 per year from January 1, 2013 through January 5, 2014.  The agreement provides that if Mr. Malkin retires prior to the end of the Employment Period, all stock options held by him will immediately vest in full.  In addition, subject to certain conditions (e.g., signing a release), all shares of restricted stock held by Mr. Malkin on January 5, 2014 will automatically vest on that date or, in the event Employee’s employment is terminated prior to January 5, 2014 for any reason other than “cause” or retirement, on the termination date.

In connection with the Employment Agreement, Mr. Malkin entered into an Amended and Restated Confidentiality and Non-Competition Agreement dated as of November 23, 2011 (the “Confidentiality Agreement”).  It requires Mr. Malkin to comply with confidentiality, non-compete and non-solicitation covenants.

The summary of the Severance Agreement and Confidentiality Agreement in this Current Report on Form 8-K is qualified in its entirety to the full text of the agreements, the same being attached hereto as Exhibits 10.1 and 10.2, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 1.01, on November 23, 2011, Minntech Corporation, a subsidiary of the Company, and Roy Malkin, former President and CEO of  Minntech, entered into an Employment Agreement and an Amended and Restated Confidentiality and Non-Competition Agreement.  The terms of the Employment Agreement are described in Item 1.01.

Item 9.01                                         Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description
10.1	Employment Agreement dated as of November 23, 2011 between Minntech Corporation and Roy K. Malkin

10.2	Confidentiality and Non-Competition Agreement dated as of November 23, 2011 between Minntech Corporation and Roy K. Malkin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer,
President and Chief Executive Officer

Date: November 30, 2011

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Employment Agreement dated as of November 23, 2011 between Minntech Corporation and Roy K. Malkin

10.2	Confidentiality and Non-Competition Agreement dated as of November 23, 2011 between Minntech Corporation and Roy K. Malkin.